UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2025

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 220-6814

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2025, Signing Day Sports, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement among the Company, Dear Cashmere Group Holding Company, a Nevada corporation (“DRCR”), James Gibbons (“Gibbons”), and Nicolas Link (together with Gibbons, the “Sellers,” and together with the Company and DRCR, the “Parties”), dated as of January 28, 2025 (the “Purchase Agreement”). The Purchase Agreement provides that, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Company will consummate the transactions (the “Transactions”) contemplated by the Purchase Agreement at the date (the “Closing Date”) of the closing of the Transactions (the “Closing”). The Transactions will include (a) the Company’s issuance to the Sellers of (i) shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), constituting 19.99% of its outstanding shares of the Company Common Stock (the “Common Stock Consideration”); and (ii) an aggregate of 19,782.720 shares of a Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Company Preferred Stock”), which will automatically convert, subject to the Stockholder Approval (as defined below) and the listing clearance of The Nasdaq Stock Market LLC (“Nasdaq”), into 19,782,720 shares of common stock (the “Preferred Stock Consideration”) in accordance with the Preferred Stock Certificate of Designation (as defined below) (such conversion, the “Preferred Stock Conversion”); and (b) the Sellers’ sale and transfer to the Company of the number of shares of common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share, of DRCR, that represent in the aggregate 99.13% of the issued and outstanding capital stock of DRCR (the “Sellers’ Shares”) and 99.13% of the aggregate voting power of DRCR.

The Purchase Agreement contemplates that: (a) the Company may enter into agreements with additional stockholders of DRCR (“Additional Sellers”) to purchase their shares of DRCR, pursuant to the terms and conditions set forth in the respective purchase agreements (“Additional Agreements”); (b) upon the Closing, DRCR will function as an operating subsidiary of the Company, and the Company will consolidate the financial results and information of DRCR with its own; (c) the Company has obtained an opinion of a financial advisor to the board of directors of the Company (the “Board”) to the effect that, as of the date of such opinion, and based on and subject to the assumptions, limitations, qualifications and other matters set forth in such opinion, the Transactions are fair, from a financial point of view, to the stockholders of the Company, and has provided a copy of the written opinion to DRCR, solely for informational purposes; and (d) subsequent to the Closing, subject to receipt of any necessary stockholder, regulatory, and stock exchange consents or approvals, the Company will acquire the remaining outstanding equity ownership of the Company through a merger of DRCR into the Company or a wholly-owned subsidiary of the Company (the “Merger”).

The Purchase Agreement provides that if, at the effective time of the Merger, the Company has indebtedness for borrowed money or liabilities in excess of $150,000 relating to the period prior to the Closing (the “Aggregate Company Liabilities”), then, as soon as practicable following the closing of the Merger, the Company will issue a number of shares of Company Common Stock to the former stockholders of DRCR equal to the Aggregate Company Liabilities divided by the quotient obtained by dividing $170,000,000 by the number of shares of the Company Common Stock outstanding at the effective time of the Merger on a fully-diluted basis (“Adjustment Shares”).

The Purchase Agreement provides that Maxim Partners LLC (or its designees) (“Maxim”) will be issued a number of shares of Company Preferred Stock equal to 3.0% of the total outstanding shares of the Company after giving effect to the Closing on a fully diluted and as converted basis, pursuant to the terms of the letter agreement between DRCR and Maxim dated April 18, 2024 (the “Advisor Shares”).

Pursuant to the Purchase Agreement, the Board has (a) approved and adopted the Purchase Agreement and the Transactions, (b) determined that the Purchase Agreement, the Transactions, and the Merger are advisable and in the best interest of the stockholders of the Company, (c) approved, adopted and declared advisable the payment of the Company Stock Consideration, (d) directed that (i) the approval of the issuance of the shares of Company Common Stock underlying the Preferred Stock Consideration pursuant to the Preferred Stock Conversion, (ii) the third amended and restated certificate of incorporation of the Company in form and substance mutually agreeable to the Company, the Sellers and DRCR, including the change of the name of the Company to such name as will be designated by the Sellers (the “Amended Company Charter”), and (iii) the election of the New Directors (as defined below) be submitted for consideration at the Stockholders Meeting (as defined below), and (e) recommended (the “Board Recommendation”) to the stockholders of the Company that they approve the Preferred Stock Conversion, the Amended Company Charter and the election of the New Directors (collectively, the “Purchase Agreement Matters”).

Conditions to Closing

The Closing will be subject to the satisfaction or waiver of the following conditions:

●	obtaining Nasdaq approval of the initial listing of the Company Common Stock on The Nasdaq Capital Market;

●	delivery of the Common Stock Consideration and Preferred Stock Consideration by the Company;

●	obtaining necessary governmental and third-party approvals to consummate the Transactions;

●	non-occurrence of any legal prohibitions against the consummation of the Transactions;

●	delivering resignation letters of Daniel Nelson (“Nelson”) as Chief Executive Officer of the Company and one member of the Board, as discussed below;

●	filing the Preferred Stock Certificate of Designation (as defined below) with the Delaware Secretary of State, as discussed below;

●	satisfaction of DRCR and the Sellers with their respective due diligence of the Company;

●	delivery of evidence that the Company has satisfied all indebtedness for borrowed money of the Company and has satisfied all material liabilities of the Company, including all accounts payables owed to financial advisors, service providers and others;

●	entry into a certain lock-up agreement by each director and officer of the Company and of DRCR and each of the Sellers (each, a “Lock-Up Agreement”), as discussed below;

●	delivery by each of the Company and DRCR of cash flow forecasts and working budgets for the 12 months following the Closing Date;

●	waiver or termination of any rights of first refusal or similar rights enforceable against the Company pursuant to any contract to which the Company is a party;

●	entry into certain employment-related agreements by certain designated individuals;

●	the truth and correctness of the representations and warranties of each of the Parties in the Purchase Agreement in all material respects;

●	performance of each of the other obligations and covenants required to be performed at or before the Closing will have been performed;

●	non-occurrence of any material adverse effect on any of the Parties; and

●	certain customary closing conditions.

Changes to Company Management and Structure. The Purchase Agreement provides that, prior to the Closing, each of the Company and DRCR will take all necessary actions so that, at the Closing, one of the non-independent directors of the Board will resign, and the remaining directors of the Company will elect Gibbons to fill the vacancy. At the Closing, Nelson will resign as the Company’s Chief Executive Officer, and Gibbons will be appointed as the Company’s Chief Executive Officer. In addition, prior to the Closing, the Company will form a wholly-owned operating subsidiary of the Company (the “Company Operating Subsidiary”), and as of immediately after the Closing, will appoint Nelson as the Chief Executive Officer of the Company Operating Subsidiary. In addition, the Board will authorize certain individuals designated by the Company with authority to manage and oversee the day-to-day management and operations of the Company Operating Subsidiary. The Company will also take all necessary actions so that, from and after the time immediately following the Closing, the board of directors of the Company Operating Subsidiary will consist of the same individuals as are then serving on the Board.

Filing of Certificate of Designation. Prior to the Closing, the Company will file a certificate of designation, entitled “Certificate of Designation of Series A Convertible Preferred Stock of Signing Day Sports, Inc.,” with the Secretary of State of the State of Delaware, which will designate the Company Preferred Stock as the “Series A Convertible Preferred Stock,” consisting of 25,000 shares, subject to adjustment, and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Company Preferred Stock (the “Preferred Stock Certificate of Designation”). Pursuant to the Preferred Stock Certificate of Designation, the Company Preferred Stock will rank on par with the Company Common Stock as to distributions of assets upon liquidation. The Company Preferred Stock will have no voting rights except as required by the General Corporation Law of the State of Delaware and with respect to amendments to the Preferred Stock Certificate of Designation or the certificate of incorporation of the Company that adversely affect the terms of the Company Preferred Stock. On the later of the date of the Stockholder Approval or the clearance of the initial listing application filed by the Company with Nasdaq, each share of Company Preferred Stock will automatically convert into 1,000 shares of Company Common Stock, subject to adjustment upon the occurrence of stock dividends, stock splits, reverse stock splits, or certain similar transactions, or certain corporate transactions of the Company including a merger, sale of all or substantially all assets, purchase of 50% or more of the Company Common Stock, recapitalization, or acquisition by another person of more than 50% of the outstanding shares of Company Common Stock. If the Stockholder Approval is not obtained at a special meeting of the stockholders of the Company (the “Stockholders Meeting”) by the Extended Meeting Deadline (as defined below), the Company will, subject to applicable law, be required to repurchase all of the outstanding shares of Company Preferred Stock held by each of the Sellers and each of the Additional Sellers.

Lock-Up Agreements. Prior to the Closing, each of the officers and directors of the Company will enter into a Lock-Up Agreement, and each of the Sellers will enter into a Lock-Up Agreement, between the Company and such other party (“Holder”). Each Lock-Up Agreement will provide that the Holder will not, during the three months following the Closing Date (the “Lock-Up Period”), offer, sell, contract to sell, or otherwise transfer, directly or indirectly, including by the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, the shares of Company Common Stock and shares of Company Preferred Stock held by each Holder, except as indicated below (the “Lock-Up Securities”). Each Holder may make transfers of Lock-Up Securities (a) to a trust for the benefit of the Holder or as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member of the Holder; (b) to a charity or educational institution; or (c) upon the prior written consent of the Company. Each Holder may also make open market sales of the Lock-Up Securities of up to 10% of the total shares of the Company that were publicly traded on a nationally recognized securities exchange during the trading day immediately preceding the date of any such sale of the Lock-Up Securities. Any such sales must be sold by each Holder in “broker’s transactions” and be made in compliance with the “manner of sale” requirements as those terms are defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Each Holder may not use any strategy based upon “short” sales of any of such Holder’s Lock-Up Securities.

Post-Closing Requirements

The Purchase Agreement provides for certain post-signing and post-Closing requirements and covenants, including the following:

●	The Company will seek to raise, with DRCR’s assistance, at least $2.0 million of funding through a private placement or public offering of its securities (the “Company Financing”) as soon as possible after the date of the Purchase Agreement. The net proceeds of the Company Financing will be equally split between the Company and DRCR, and each of them will use such proceeds for its operations and, in the case of the Company, to pay down its indebtedness and other liabilities such that there will be no material liabilities of the Company remaining at the time of the Preferred Stock Conversion. In order to split the net proceeds of the Company Financing as described above, the Company will make loans of one-half of the net proceeds (or such lesser amount as agreed to by the Company, DRCR and the Sellers) to DRCR, which loans will be (i) forgiven upon the Preferred Stock Conversion or (ii) repaid if the Transactions are unwound in accordance with the Unwind Provision (as define below) or if the Purchase Agreement is otherwise terminated in accordance with its terms. The Company Financing will not include the offering of securities pursuant to an at the market offering under the Company’s Registration Statement on Form S-3 (SEC File No. 333-283559) filed with the SEC on December 2, 2024 and declared effective by the SEC on December 5, 2024 (the “Form S-3”) or any similar at the market offering, the proceeds of which will be used to pay down the Company’s indebtedness and other liabilities such that there will be no material liabilities of the Company remaining at the time of the Preferred Stock Conversion.

●	As soon as practicable, but in no case less than 20 business days after the Closing, all of the assets of the Company existing prior to the Closing will be contributed to the Company Operating Subsidiary. The business of the Company as conducted immediately prior to the Closing will be conducted solely through the Company Operating Subsidiary.

●	Subsequent to the Closing, and subject to the receipt of any necessary stockholder, regulatory, and Nasdaq consents or approvals, the Company will acquire the remaining outstanding equity ownership of DRCR through the Merger, in which the Company will issue shares of Company Common Stock to the remaining stockholders of DRCR in connection with the consummation of the Merger (the “Merger Shares”) and the shares of DRCR held by such former stockholders of DRCR will be cancelled.

●	From the date of the Purchase Agreement until the earlier of (a) the Preferred Stock Conversion, (b) the repurchase of the Common Stock Consideration and Preferred Stock Consideration from the Sellers in exchange for the Sellers’ Shares, and (c) the termination of the Purchase Agreement (the “Restricted Period”), the Company will not sell, transfer, or otherwise encumber the Sellers’ Shares acquired under the Purchase Agreement without the prior written consent from the Sellers.

●	During the Restricted Period, the Company will not, without the written consent of DRCR, which may not be unreasonably withheld, and DRCR will not, without the written consent of the Company, which may not be unreasonably withheld, among other things: (a) Declare any dividends; (ii) adjust, split, combine or reclassify its capital stock (except, in the case of the Company, as may be necessary to satisfy any applicable continued listing requirements of any stock exchange on which the Company Common Stock is listed or any initial listing requirements of any stock exchange to which the Company has applied for listing of the Company Common Stock); (b), redeem, purchase, or otherwise acquire its capital stock (except, in the case of the Company, with respect to the warrant issued to FirstFire Global Opportunities Fund, LLC, dated May 16, 2024); (c) issue or sell its capital stock or securities convertible into its capital stock (other than pursuant to the exercise or conversion of convertible securities outstanding on the date of the Purchase Agreement, or, in the case of the Company, with respect to the At The Market Offering Agreement, dated December 2, 2024, by and between Purchaser and H.C. Wainwright & Co., LLC, as sales agent and pursuant to the prospectus contained in the Form S-3); (d) enter into any contract with respect to the sale, voting, registration, or repurchase of capital stock (except, in the case of the Company, with respect to a Company Financing or the Merger Form S-4 (as defined below); (e) incur more than a certain amount and/or type of indebtedness; (f) sell, lease, license, encumber, or dispose of any assets; (g) acquire material assets, properties, or business organizations; (h) enter into certain types of contracts; (i) make certain loans; (j) commence, settle, or take certain other actions with respect to legal actions pending before any governmental or regulatory body; (k) enter into transactions with any affiliate or stockholder that would reasonably be expected to materially delay or prevent the consummation of the Transactions or the Merger or that would be required to be described under Item 404 of Regulation S-K; (l) increase or extend the compensation of any employees, directors, or officers or take certain other actions with respect to employees of the Company or DRCR.

●	The Purchase Agreement provides that during the Restricted Period, the Company will structure its business operations so that the Company Operating Subsidiary and DRCR will be operated as separate subsidiaries of the Company, with the business of the Company as conducted immediately prior to the Closing conducted through the Company Operating Subsidiary and the business of DRCR as conducted immediately prior to the Closing operating through DRCR as a wholly-owned subsidiary of the Company, with each of the Company Operating Subsidiary and DRCR responsible for their own respective management, operations, and financial accounting. In this regard, the Board will delegate Gibbons as the Chief Executive Officer of DRCR and the other executive officers of DRCR with the full authority to manage and oversee the day-to-day management and operations of DRCR during the Restricted Period.

●	The persons serving on the Board immediately prior to the Closing will continue to do so during the Restricted Period. During the Restricted Period, in connection with any election of directors of DRCR, the Company will vote all shares of Company Common Stock and Company Preferred Stock for the election of the persons serving as directors immediately prior to such election, and it will not vote its shares of Company Common Stock and Company Preferred Stock in favor of removal of any director of DRCR or for any director nominee of DRCR without the prior written consent of the Sellers, such consent not to be unreasonably delayed, conditioned or withheld.

●	In connection with the Stockholders Meeting, the Company will nominate the New Directors for election to the Board.

●	DRCR will provide to the Company such information concerning DRCR, the Sellers, the Additional Sellers, and DRCR’s stockholders as is either required by the federal securities laws or reasonably requested by the Company for incorporation by reference into the Form S-3 within 15 days of the date of the Purchase Agreement (the “Form S-3 Information Requirement”).

●	DRCR will promptly provide to the Company such information concerning DRCR, the Sellers, the Additional Sellers, and DRCR’s stockholders as is either required by the federal securities laws or reasonably requested by the Company for inclusion in the proxy statement/prospectus that will constitute a proxy statement of the Company relating to the matters to be submitted to the stockholders of the Company at the Stockholders Meeting (including all amendments and supplements thereto, the “Proxy Statement”). Promptly after the receipt by the Company from DRCR of all such information, the Company will file with the SEC a registration statement on Form S-4 (including all amendments and supplements thereto, the “Merger Form S-4”) relating to (a) the registration of the offer and sale of the Merger Shares; (b) if permitted by Form S-4 and the related rules and regulations of the SEC, the registration of the offer and sale by (i) the Sellers of the shares of Company Common Stock constituting the Common Stock Consideration and the shares of Company Common Stock into which the shares of Company Preferred Stock constituting the Preferred Stock Consideration are convertible, (ii) the Additional Sellers of the shares of Company Common Stock into which the shares of Company Preferred Stock issued pursuant to the Additional Agreements are convertible, and (iii) Maxim (or its designees) of the shares of Company Common Stock into which the Advisor Shares are convertible (the “Seller Registrable Securities”); and (c) the registration of the offer and sale of any Adjustment Shares; and containing the Proxy Statement.

●	The Company, with the assistance of DRCR, will use its reasonable best efforts to (i) respond to any comments on the Merger Form S-4 or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests, (ii) cause the Merger Form S-4 to be declared effective by the SEC as promptly as practicable following its filing with the SEC, (iii) in consultation with DRCR, set a record date for the Stockholders Meeting, and (iv) cause the Proxy Statement to be mailed to the stockholders of the Company and of DRCR (other than the Sellers and the Additional Sellers) as promptly as practicable after the date on which the Merger Form S-4 is declared effective by the SEC (the “Merger Form S-4 Effective Date”).

●	If Form S-4 and the related rules and regulations of the SEC related thereto do not permit the inclusion of the Seller Registrable Securities, then upon the written request of both of the Sellers, the Company will file with the SEC as soon as practicable following such request, but in any event within 60 days, a registration statement on an appropriate form (the “Resale Registration Statement”) covering the Seller Registrable Securities and will use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after its filing.

●	As promptly as practicable following the Merger Form S-4 Effective Date and after reasonable consultation with DRCR, the Company will duly call, convene and hold the Stockholders Meeting, to be held on a date no later than 45 days after the Merger Form S-4 Effective Date (the “Initial Meeting Deadline”). If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained by the Initial Meeting Deadline, the Company will, during the period beginning on the Initial Meeting Deadline and continuing for 180 days afterward (the “Extended Meeting Deadline”), cause one or more additional stockholders meetings (each, an “Additional Stockholders Meeting”) to be held so as to obtain the Stockholder Approval. As promptly as practicable after the mailing of the Proxy Statement, the Company will solicit proxies from the holders of Company Common Stock to vote in accordance with the Board Recommendation and the recommendation of the Board with respect to the Merger, if the Parties determine that approval of the Merger by Purchaser’s stockholders is required, the adjournment of the Stockholders Meeting as permitted by the Purchase Agreement, and any proposal or proposals that the Company reasonably deems necessary or desirable to consummate the Transactions and the Merger (the “Stockholder Approval”). The Merger Form S-4 will include the Board Recommendation and the recommendation of the Board that the Company’s stockholders approve the Merger (if the Parties determine that approval of the Merger by the Company’s stockholders is required).

●	The Company will use its best efforts to obtain the Stockholder Approval by the Initial Meeting Deadline, including, without limitation, by causing (a) the Board not to withdraw the Board Recommendation, (b) its officers and directors who hold shares of Company Common Stock to be present at the Stockholders Meeting for quorum purposes, and (c) such officers and directors to vote their respective shares of Company Common Stock in accordance with the Board Recommendation. However, the Company may postpone or adjourn the Stockholders Meeting: (a) with the consent of DRCR; (b) for the absence of a quorum; or (c) to allow reasonable additional time (not to exceed 20 days) for the filing and distribution of any supplemental or amended disclosure with respect to the Transactions or the Merger that the Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Stockholders Meeting. Prior to the mailing of the Proxy Statement, the Company will be entitled to engage a proxy solicitor that is reasonably satisfactory to DRCR and the Sellers, and the Company will keep DRCR and the Sellers reasonably informed regarding its solicitation efforts and proxy tallies following the mailing of the Proxy Statement.

●	Immediately upon adjournment of the Stockholders Meeting or Additional Stockholders Meeting held prior to the Extended Meeting Deadline at which the Stockholder Approval is obtained, the Board will be comprised of: (a) one individual as designated by the Company; (b) three individuals designated by the board of directors of DRCR, two of whom will qualify as “independent” under Nasdaq rules; and (c) one individual that qualifies as “independent” under Nasdaq rules as designated jointly by the Company and DRCR, such that a majority of the persons designated for the Board will qualify as an “independent director” under Nasdaq rules and regulations (collectively, the “New Directors”).

●	Within three business days of obtaining the Stockholder Approval, the Company will file the Amended Company Charter with the Secretary of State of the State of Delaware.

●	From and after the date that is 15 days after the Stockholder Approval is obtained, the Company and DRCR will take all necessary actions so that the board of directors of DRCR consists of the same individuals as are then serving on the Board.

●	The Company will use reasonable best efforts to ensure that the existing shares of Purchaser Common Stock shall have been continually listed on the NYSE American LLC (“NYSE American”) as of and from the date of the Purchase Agreement through the Closing Date.

●	From the Closing Date through the sixth anniversary of the Closing Date, the Company will indemnify any present or former director, manager or officer of the Company or DRCR, or their respective subsidiaries (each, an “Indemnified Party”) against costs incurred in connection with any legal actions relating to such capacity, and advance costs incurred in defense of any such legal actions upon request subject to receipt of an undertaking to the Company, to the extent required by the General Corporation Law of the State of Delaware or the Nevada Revised Statutes, as applicable, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The present provisions in the Company’s organizational documents with respect to indemnification, advancement of costs and exculpation of present and former directors and officers of the Company will not be amended, modified or repealed for a period of six years from the Closing Date in a manner that would adversely affect the rights of individuals who, at or prior to the Closing, were officers or directors of the Company. The certificate of incorporation and bylaws of the Company (including after the Merger) will contain provisions no less favorable with respect to indemnification, advancement of costs and exculpation of present and former directors and officers as those presently set forth in the Company’s organizational documents. From and after the Closing, the Company will continue to maintain directors’ and officers’ liability insurance policies on terms and conditions and with coverage limits at least as beneficial to the Company as its current policies and that are customary for U.S. public companies similarly situated to the Company and shall cause such policies to cover the officers and directors of DRCR from and after the Closing. The Company will pay all costs, including reasonable attorneys’ fees, that are incurred by an Indemnified Party in enforcing the indemnity and other obligations provided in the Purchase Agreement, except to the extent that it is ultimately determined by a governmental authority with valid jurisdiction that such Indemnified Party is not entitled to be indemnified pursuant to the Purchase Agreement.

●	If the Stockholder Approval is not obtained by the Extended Company Meeting Deadline, the Company will repurchase the Common Stock Consideration and the Preferred Stock Consideration from the Sellers within 15 calendar days, and the Company will return the Sellers’ Shares specified on the signature page of the Purchase Agreement (the “Unwind Provision”).

Termination Provisions

The Purchase Agreement contains the following termination provisions:

●	The Purchase Agreement may be terminated by mutual consent of the Parties before the Closing.

●	The Purchase Agreement will automatically terminate upon the Company’s repurchase of the Common Stock Consideration and Preferred Stock Consideration pursuant to the Unwind Provision.

●	The Purchase Agreement may be terminated by any of the Parties before the end of the Restricted Period, by written notice, if the Closing does not occur by the 30th day following the date of the Purchase Agreement (the “Termination Date”), provided that the party seeking termination is not in material breach of the Purchase Agreement and such breach proximately caused the failure to consummate the Transactions on or before the Termination Date.

●	The Purchase Agreement may be terminated by any of the Parties if a governmental law or order or prohibition by either the NYSE American or Nasdaq permanently prohibits the consummation of the Transactions.

●	The Purchase Agreement may be terminated by either DRCR or the Sellers before the Closing if the Company breaches any representations, warranties, covenants, or agreements that cannot be cured by the date of termination, provided DRCR is not itself in breach, or if all conditions for the Closing have been met but the Company fails to fulfill its obligations to complete the Closing after receiving written notice from DRCR and the Sellers indicating their readiness to proceed.

●	The Purchase Agreement may be terminated by the Company before the Closing if DRCR or either of the Sellers breaches any representations, warranties, or obligations that cannot be cured by the date of termination, provided that the Company itself is not in breach, or if all conditions for the Closing have been met but DRCR or Sellers fail to fulfill their obligations to complete the Closing after receiving written notice from the Company indicating readiness to proceed.

●	The Purchase Agreement may be terminated by the Company if DRCR breaches the Form S-3 Information Requirement.

If the Purchase Agreement is validly terminated, it will become void without further obligations or liabilities, except that if termination results from fraud or willful and material failure to perform or breach, then the responsible party will be liable for damages as a result of such breach. Certain provisions, including confidentiality, fees and expenses, and miscellaneous terms, will continue to apply after termination. The Purchase Agreement supersedes the Binding Term Sheet, dated September 18, 2024, as amended on November 16, 2024 (the “Term Sheet”), among the Parties, and all other prior or contemporaneous agreements among the Parties.

The Purchase Agreement also contains customary representations, warranties, covenants, and mutual indemnification provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy or form of which is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing description has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and is qualified in its entirety by the terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about the Parties or their respective subsidiaries or affiliates. The Purchase Agreement contains representations, warranties and covenants by each of the Parties which were made only for purposes of the Purchase Agreement as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the Parties, may be subject to limitations agreed upon by the Parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the Parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

There were no material relationships between the Company or any of the Company’s affiliates, and any of DRCR or the Sellers, other than in respect of the Purchase Agreement, the Term Sheet, and that certain Convertible Promissory Note issued by the Company to DRCR, dated October 7, 2024.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The offer and sale of securities described above is being conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 7.01	Regulation FD Disclosure.

On January 29, 2025, the Company issued a press release to announce the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The press release attached as Exhibit 99.1 hereto, the statements contained therein, and this Current Report on Form 8-K may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify these statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, or other comparable terminology that concern the Company’s expectations, strategy, plans, or intentions.  Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today’s date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, including, without limitation, the ability of the Company to obtain clearance from Nasdaq of a new initial listing application in connection with the Transactions, obtain the Stockholder Approval, obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the Company’s current products and services and planned offerings, competition from existing online and retail offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability to retain or obtain intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively, and other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of January 28, 2025, among Signing Day Sports, Inc., Dear Cashmere Group Holding Company, James Gibbons, and Nicolas Link
99.1	Press release dated January 29, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2025	Signing Day Sports, Inc.

/s/ Daniel Nelson
	Name:	Daniel Nelson
	Title:	Chief Executive Officer